EXHIBIT 10.19
                                                                   -------------


                    [EARTH SEARCH SCIENCES, INC. LETTERHEAD]




August 24, 2001

Alpha Venture Capital, Inc.
Avarua Rarotonga
Cook Islands
Attention:  Barry Herman, Director


            Re: Common Stock Purchase Agreement
                -------------------------------
Dears Sirs:

            Reference is made to that certain Common Stock Purchase Agreement between Alpha Venture Capital, Inc. ("Alpha") and Earth Search Sciences, Inc. ("Earth Search") dated as of May 23, 2001 (the "Agreement"). By way of clarification, the covenant contained in Section 5.6 of the Agreement is intended to cover transactions which affect the corporate existence of Earth Search, including without limitation a sale of all or substantially all of the capital stock or assets of Earth Search or a merger, acquisition or consolidation involving Earth Search in which Earth Search is not the surviving corporation. By way of further clarification, it is not the intention of Alpha and Earth Search that Section 5.6 of the Agreement has been breached because Earth Search has received a "going concern" qualification with respect to its audited financial statements.

            Please signify you acknowledgement of and agreement with the foregoing the signing this letter where indicated and returning it to the undersigned.
                                                Sincerely,

                                                EARTH SEARCH SCIENCES, INC.



                                                /s/ Rory J. Stevens
                                                ------------------------------
                                                Name: Rory J. Stevens
                                                Title: Chief Financial Officer

ACKNOWLEDGED AND AGREED:

ALPHA VENTURE CAPITAL, INC.

/s/ Barry W. Herman
---------------------------
Name: Barry W. Herman
Title: President